Exhibit 10.57

CONFIDENTIAL MUTUAL RELEASE

This Confidential Mutual Release (“Release”) is entered into as of the Effective Date (defined below) by and between Luna Innovations, Inc. (“Luna”) and Luna Technologies, Inc. (“Luna Technologies”) (collectively, the “Debtors”), and Hansen Medical, Inc. (“Hansen”) (together with the Debtors, the “Parties”).

This Agreement is made with respect to the following recitals:

A. Hansen and Luna are parties to the California Action, and Hansen and the Debtors are parties to the Bankruptcy Case, as respectively defined below.

B. The Parties have entered into a Confidential Settlement Agreement dated December 11, 2009 (the “Settlement Agreement”) to resolve the disputes between them in the California Action and Bankruptcy Case.

C. This Agreement is one of the “Settlement Documents” for purposes of the First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc. (the “Amended Plan”), as described in the First Amended Disclosure Statement in Support of First Amended Joint Plan of Reorganization of Luna Innovations Incorporated, et al. under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and the “Confirmation Order” entered by the U.S. Bankruptcy Court” for the Western District of Virginia (the “Bankruptcy Court”) in the Bankruptcy Case.

NOW, THEREFORE, in consideration of all of the terms and conditions of this Agreement, the Parties agree as follows:

1. Definitions. The following words and phrases shall have the meanings set forth below for purposes of this Agreement.

1.1 “Affiliates” shall mean any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party. For purposes of this definition, “control” of an entity means the direct or indirect ownership of securities representing fifty percent (50%) or more of the total voting power entitled to vote in elections of such entity’s board of directors or other governing authority, or equivalent interests conferring the power to direct or cause the direction of the governance or policies of such entity.

1.2 “Bankruptcy Case” means In Re Luna Innovations, et al., Case No. 09- 71811 (WFS), United States Bankruptcy Court for the Western District of Virginia, Roanoke Division.

1.3 “California Action” means the civil action entitled Hansen Medical Inc. v. Luna Innovations Inc., Case No. 07-088551, Superior Court of the State of California, County of Santa Clara.

1.4 “Claims” means any and all claims, actions, causes of action, demands, costs, and charges of whatever nature. This definition of “claims” applies only to this Release and is not intended to the change the definition of “claims” as used in the Amended Plan for bankruptcy purposes.

1.5 “Defendant” means Luna Innovations, Inc.

1.6 “Defendant Released Parties” means Luna and Luna Technologies, and each of their respective current and former officers, directors, employees, agents, attorneys, and representatives solely in their capacity as such. “Defendant Released Parties” does not include third parties such as business partners and parties with contractual relationships with Luna other than those listed in the preceding sentence.

1.7 “Effective Date” means the Effective Date of the Amended Plan after entry of the Confirmation Order by the Bankruptcy Court.

1.8 “Legal Proceeding” means any lawsuit or any other civil or administrative proceeding of any kind in any court, tribunal, agency or governmental entity.

1.9 “Party” means Luna, Luna Technologies or Hansen, and when used in the plural shall mean all of them.

1.10 “Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity, including those defined as “persons” in 11 U.S.C. § 101.

1.11 “Plaintiff” means Hansen Medical, Inc.

1.12 “Plaintiff Released Parties” means Hansen and its Affiliates, and each of their respective current and former officers, directors, employees, agents, attorneys, and representatives in their capacity as such. “Plaintiff Released Parties” does not include third parties such as business partners and parties with contractual relationships with Hansen other than those listed in the preceding sentence.

1.13 “Third Party” means a Person other than a Party to this Agreement or any of such Parties’ Affiliates.

2. Releases and Dismissals. As of the Effective Date,

2.1 Release by Hansen. Hansen, on behalf of itself and its predecessors, successors, assigns, and Affiliates, does hereby now and forever release and discharge the Defendant Released Parties from any and all Claims that were made or that could have been made by Hansen in the California Action and all of the approximately $36.1 million jury verdict in the California Action, as well as from any and all Claims (as defined herein or as in the Amended Plan, whichever definition is broader) that Hansen made or could have made in the Bankruptcy Case. This release does not extend to third parties other than those specifically identified as Defendant Released Parties in those capacities; provided that nothing herein releases any rights that Hansen may have to injunctions against future violations of Hansen’s ownership or nonmonetary rights to property, to specific performance against future violations of confidentiality or other nonmonetary rights of Hansen or to declaratory relief as to future violations of Hansen’s ownership or other nonmonetary rights. In particular, without limiting the generality of the foregoing, nothing herein shall be deemed to release any of Hansen’s rights to nonmonetary relief to protect against future violations of Hansen’s rights in what Hansen identifies as its intellectual property and other nonmonetary rights.

2.2 Release by Luna. Luna, on behalf of itself and its predecessors, successors, assigns, and Affiliates, does hereby now and forever release and discharge the Plaintiff Released Parties from any and all Claims that were made or that could have been made by Luna in the California Action, as well as from any and all Claims (as defined herein or as in the Amended Plan, whichever definition is broader) that Luna made or could have made in the Bankruptcy Case. This release does not extend to third parties other than those specifically identified as Plaintiff Released Parties in those capacities; provided that nothing herein releases any rights that Luna may have to injunctions against future violations of Luna’s ownership or nonmonetary rights to property, to specific performance against future violations of confidentiality or other nonmonetary rights of Luna or to declaratory relief as to future violations of Luna’s ownership or other nonmonetary rights. In particular, without limiting the generality of the foregoing, nothing herein shall be deemed to release any of Luna’s rights to nonmonetary relief to protect against future violations of Luna’s rights in what Luna identifies as its intellectual property and other nonmonetary rights.

2.3 Waiver of Unknown Claims. Each of the Parties, releasing claims by this Agreement, for its respective predecessors, successors, assigns, and Affiliates, hereby expressly waives and relinquishes the provisions, rights and benefits of Section 1542 of the California Civil Code, which statute provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

and any and all provisions, rights and benefits of any similar statute or law of California or of any other jurisdiction. Each of the Parties, on its own behalf and on behalf of its respective predecessors, successors, assigns, and Affiliates, acknowledges that it is familiar with Civil Code Section 1542 and the terms hereof and is aware that such party or person may hereafter discover facts in addition to or different from those which it now knows or believes to exist or be true with respect to the subject matter of this release, but that such Party on its own behalf and on behalf of its respective predecessors, successors, assigns, and Affiliates intends to, and does hereby, fully, finally and forever settle, release and discharge each and all of the Claims released by such Party pursuant to this Agreement, without regard to the subsequent discovery or existence of different or additional facts.

2.4 Dismissal of Litigation. Not later than ten court days after the Effective Date, the parties shall file a joint motion and agreed order, substantially in the form of Exhibit A attached hereto, requesting the Santa Clara County Superior Court to dismiss the California Action with prejudice.

3. Additional Provisions. The provisions of Sections 4, 5, 6, 8 (other than 8.3) and 9 (other than 9.12) of the Settlement Agreement are hereby incorporated by reference into this Release and shall apply as if stated herein.

4. Execution in Counterparts. This Release may be executed and delivered in any number of counterparts. When each Party has signed and delivered at least one counterpart to all other Parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the Parties hereto. This Agreement shall not become binding on the Parties hereto unless it has been executed by authorized representatives of all Parties.

IN WITNESS WHEREOF, the Parties have approved and executed this Confidential Release as of the Effective Date.

HANSEN MEDICAL, INC.

By:	/s/ FRED MOLL
Its:	CEO

LUNA INNOVATIONS, INC.

By:	/s/ KENT A. MURPHY
Its:	CEO

LUNA TECHNOLOGIES, INC.

By:	/s/ SCOTT A. GRAEFF
Its:	President